Exhibit 10.19

Supplementary Agreement to Share Transfer Agreement Of

Zhejiang An Kao Power Technology Co., Ltd.

by and between

Wang Xinhuo

And

Zhejiang Kandi Vehicles Co., Ltd

This Supplementary Agreement to Share Transfer Agreement (hereinafter referred to as this “Agreement”) is entered into on December 14, 2017 at Xihu District Hangzhou City Zhejiang Province, People’s Republic of China, by and between:

Party A: Zhejiang Kandi Vehicles Co., Ltd. (hereinafter referred to as “Transferee”)

Legal Representative: Hu Xiaoming

Party B: Wang Xinhuo (hereinafter referred to as “Transferor”)

ID Number:

Following transferor and transferee shall be individually referred to as “One Party” and collectively referred to as “Both Parties”.

Whereas:

(1)	The transferor hold full or 100% ownership interest in Jinhua An Kao Power Technology (hereinafter referred to as “Jinhua An Kao”) and is entitled to fully exercise all of its rights as a shareholder;

(2)	Kandi Technologies Group, Inc (hereinafter referred to as “ KNDI”) , a company listed in the U.S. on Nasdaq Stock Market, indirectly owns 100% ownership interest in Zhejiang Kandi Vehicles Co., Ltd;

(3)	A Share Transfer Agreement of Zhejiang An Kao Power Technology Co., Ltd. between Zhejiang Kandi Vehicles Co., Ltd. And Wang Xinhuo (hereinafter referred to as the “Share Transfer Agreement”) is entered into on December 12, 2017 at Xihua District Hangzhou City Zhejiang Province, People’s Republic of China;

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In order to ensure Jinhua An Kao to meet the transferee’s net profit anticipation for the next three years, both parties made following supplementary terms to the Share Transfer Agreement:

1.	Both parties shall make joint efforts to ensure that Jinhua An Kao realizes its net profit no less than RMB30,000,000 from January 1, 2018 to December 31, 2018, no less than RMB40,000,000 from January 1, 2019 to December 31, 2019, and no less than RMB50,000,000 from January 1, 2020 to December 31, 2020; Each net profit under this Agreement shall be calculated based on the “Net Income” defined in the US GAAP and confirmed by the third party auditor designated by the transferee.

2.	According to the Property Appraisal Report ( Jin Chen Ping Zi (2017) No.48) on Jinhua An Kao’s existing asset, future performance and valuation issued by Jinhua Jinchen Property Assessment Co., Ltd., Article 3.1 under the Share Transfer Agreement is added and changed as: the transferor and the transferee reach consensus through consultations that KNDI shall issue restricted stock equals to the value of RMB0.28 billion (hereinafter referred to as “stock consideration”, defined as below) and deliver the stock to the person designated by the transferor ( collectively referred to as “receiving party of the stock, one party is referred to as “each receiving party of the stock”), in addition to the RMB25.93million of payment to the transferor by the transferee. In connection with the stock number and amount delivered to each receiving party please see attached Exhibit I - this Supplementary Agreement.

Total number of the stock issuable to the transferor is 5,919,674 shares (hereinafter referred to as “total number of stock” or “Shares”), Calculation reads:5,919,674 shares =RMB0.28 billion ÷ exchange rate of 6.62÷$7.145 (KNDI’s closing price at average over 10 trading days prior to date of signing the Share Transfer Agreement.)

On the date of signing the Share Transfer Agreement, the transferee shall take the total number as consideration and be ready to pay it to the transferor. But above consideration shall subject to joint supervision from KNDI and the transferee, and delivered the share to the transferor in following manners:

(1) 50% of the total KNDI stock shall be delivered to the transferor on the closing date prescribed in the Share Transfer Agreement;

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(2) The remaining 50% of the KNDI stock (hereinafter referred to as “Stock Under Supervision”)shall be delivered in turn to the transferor according to following manners:

Condition 1 : The transferor has right to receive total 12.5% of the KNDI stock, provided that Jinhua An Kao realize net profit of RMB30,000,000 or more during January 1, 2018 to December 31, 2018, and such profit is audited and Jinhua An Kao gets annual financial report that issued subject to US GAAP. If Jinhua An Kao’s net profit fails to meet RMB30,000,000 in that year, the transferor has right to get the stock under supervision and make following adjustment as the case may be:

A. If the gap between that year’s net profit and RMB30,000,000 is less than or equivalent to 20% of net profit in that year, the transferee or KNDI has right to directly deduct 5% of the KNDI stock from the stock under supervision, the transferor is entitled to get 7.5% of the KNDI stock;

B. If the gap between that year’s net profit and RMB30,000,000 is more than 20% and less than 40% of net profit in that year, the transferee or KNDI has right to directly deduct 10% of the KNDI stock from the stock under supervision, the transferor is entitled to get 2.5% of the KNDI stock;

C. If the gap between that year’s net profit and RMB30,000,000 is more than 40% and equivalent to 40% of net profit in that year, the transferee or KNDI has right to directly deduct 12.5% of the KNDI stock from the stock under supervision, the transferor has no right to get any stock under supervision in that year.

Condition II.: The transferor has right to receive total 16.67% of the KNDI stock, provided that Jinhua An Kao realize net profit of RMB40,000,000 or more during January 1, 2019 to December 31, 2019, and such profit is audited and Jinhua An Kao gets annual financial report that issued subject to US GAAP. If Jinhua An Kao’s net profit fails to meet RMB40,000,000 in that year, the transferor has right to get the stock under supervision and make following adjustment as the case may be.

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A. If the gap between that year’s net profit and RMB40,000,000 is less than 20% or equivalent to 20% of net profit in that year, the transferee or KNDI has right to directly deduct 5% of the KNDI stock from the stock under supervision, the transferor is entitled to get 11.67% of the KNDI stock;

B. If the gap between that year’s net profit and RMB40,000,000 is more than 20% and less than 40% of net profit in that year, the transferee or KNDI has right to directly deduct 10% of the KNDI stock from the stock under supervision, the transferor is entitled to get 6.67% of the KNDI stock;

C. If the gap between that year’s net profit and RMB40,000,000 is more than 40% and equivalent to 40% of net profit in that year, the transferee or KNDI has right to directly deduct 16.67% of the KNDI stock from the stock under supervision, the transferor has no right to get any stock under supervision in that year.

Condition III: The transferor has right to receive total 20.83% of the KNDI stock, provided that Jinhua An Kao realize net profit of RMB50,000,000 or more during January 1, 2020 to December 31, 2020, and such profit is audited and Jinhua An Kao gets annual financial report issued subject to US GAAP. If Jinhua An Kao’s net profit fails to meet RMB50,000,000 in that year, the transferor has right to get the stock under supervision and make following adjustment as the case may be.

A. If the gap between that year’s net profit and RMB50,000,000 is less than 20% or equivalent to 20% of net profit in that year, the transferee or KNDI has right to directly deduct 6% of the KNDI stock from the stock under supervision, the transferor is entitled to get 14.83% of the KNDI stock;

B. If the gap between that year’s net profit and RMB50,000,000 is more than 20% and less than 40% of net profit in that year, the transferee or KNDI has right to directly deduct 12% of the KNDI stock from the stock under supervision, the transferor is entitled to get 8.83% of the KNDI stock;

C. If the gap between that year’s net profit and RMB50,000,000 is more than 40% and equivalent to 40% of net profit in that year, the transferee or KNDI has right to directly deduct 20.83% of the KNDI stock from the stock under supervision, the transferor has no right to get any stock under supervision in that year.

(3) KNDI shall reserve the voting right of such stock until the transferor earns the Shares by satisfying the related terms and conditions under the Share Transfer Agreement and its Supplementary Agreement.

3.	Representations and Warranties of the Transferors

The transferor, represents, warrants and covenants that:

a)       Authority. Such transferor has full power and authority to enter into and to perform this Agreement and the Share Transfer Agreement in accordance with their terms and to consummate the transactions contemplated hereby and thereby. This Agreement and the Share Transfer Agreement have been duly executed and delivered by such transferor and constitute valid and binding obligations of such transferor enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

b)       Experience. Such transferor has such knowledge and experience in financial and business matter that it is capable of evaluating the merits and risks of the investment. Such transferor acknowledges that he can bear the economic risk of his investment. Such transferor believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares. Such transferor further represents that he has had an opportunity to ask questions and receive answers from KNDI regarding the terms and conditions of the offering of the Shares and the business, assets and financial condition of KNDI.

c)       Purchase Entirely for Own Account. This Agreement is made with such transferor in reliance upon such transferor’s representation to KNDI, which by such transferor’s execution of this Agreement such transferor hereby confirms, that the Shares to be received by such transferor will be acquired for investment for such transferor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such transferor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such transferor further represents that such transferor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

d)       Accredited Investor. Such transferor is an “accredited Investor” within the meaning of Rule 501(a) under the Securities Act.

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e)       Restricted Securities. Such transferor understands that the securities he is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from KNDI in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In this connection, such transferor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

f)       Legends. It is understood that the certificates evidencing the Shares may bear the following legend until such time, if any, as (A) the Shares are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provisions) or pursuant to an effective registration statement under the Securities Act or (B) KNDI receives an opinion of counsel reasonably acceptable to it to the effect that such legend may be removed:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EXEMPTION PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.”

Such transferor also understood that such certificates may bear any legend required by the securities laws of any state or other governmental or regulatory agency having authority over the issuance of the Shares.

4.	This Supplementary Agreement constitutes an effective supplement to the Share Transfer Agreement and of the same legal force as the Stock Transfer Agreement. The Share Transfer Agreement and its Supplementary Agreement are binding on both parties to this Supplementary Agreement. The provisions in this Supplementary Agreement shall prevail in the event of any discrepancy between provisions in this Supplementary Agreement and that in the Share Transfer Agreement. May not do any supplement or amendment, in any forms, to the Share Transfer Agreement and/or this Supplementary Agreement without consent from both parties to this Supplement Agreement.

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5.	Both parties have duty to keep this Supplementary Agreement confidential, any party has no right to disclose or confirm content of this Supplementary Agreement to any third party. But such disclosure shall not be limited by this clause if it need to be disclosed subject to U.S. Securities and Exchange Commission.

6.	This Supplementary Agreement takes effect on its execution date. The conclusion, validity, explanation, implementation and resolution of dispute of this Supplementary Agreement shall be governed by the laws and regulations of the PRC. Should any provisions of this Supplementary Agreement be invalid, the validity of the remaining provisions of this Supplementary Agreement shall not be affected.

7.	Any dispute arising from or in connection with this agreement shall be brought to China International Economic and Trade Arbitration Commission and arbitrated pursuant to existing and effective arbitration rules of the Commission when applying for this arbitration. The arbitration award is final and binding upon both parties.

8.	This Supplementary Agreement is made in Chinese in quadruplicate, with each party holding two originals.

9.	This Supplementary Agreement must be reported to the board of directors of Zhejiang Kandi Vehicles Co., Ltd and the board of directors of Kandi Technology Group, Inc. for approval before it may be carried out.

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IN WITNESS HEREOF, the transferee and the transferor have executed this Supplementary Agreement as of the date first above written.

The Transferee: Zhejiang Kandi Vehicles Co., Ltd.

Stamp:

Authorized representative’s signature: _________________________

The transferor: Wang Xinhuo

Signature: __________________________

Kandi Technologies Group, Inc. hereby acknowledges this Supplementary Agreement and pledges to perform its obligations under this Agreement.

Stamp:

Signature of President or CEO: ___________________________

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Exhibit I

The Amount of the Stock Issued to Each Receiving Party:

Name of Receiving Party of the Stock	Total Value of the Stock	Total Amount of the Stock

The transferor and its designated receiving party of the stock are entitled to get certificates representing total value and amount of the stock described as above chart and have right to handle such stock.